Western Alliance Bancorporation Announces $50 Million Private Placement

LAS VEGAS—(BUSINESS WIRE)—Western Alliance Bancorporation announced today it has entered into definitive agreements with a lead institutional investor and several other accredited investors to sell in a private placement approximately 4.3 million shares of its common stock at a price of $11.50 per share, resulting in gross proceeds to the company of $50 million before deducting offering expenses. The closing of the offering is subject to certain conditions and is expected to occur later today.

Proceeds from the financing will be used primarily for working capital and other general corporate purposes.

The offer and sale of the shares have not been registered under the Securities Act of 1933, as amended, and the shares may not be offered or sold in the United States absent registration under such act and applicable state securities laws or an applicable exemption from those registration requirements. Western Alliance Bancorporation has agreed to file a registration statement covering the resale of the common stock issued in the private placement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.